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                                                                    EXHIBIT 4.28

                                 NINTH AMENDMENT
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT

               THIS NINTH AMENDMENT, dated as of October 1, 2002 (this "Amendment"), to the Receivables Purchase Agreement dated as of May 14, 1999 (as in effect on the date hereof, the "Receivables Purchase Agreement"), among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (the "Seller"), AMERISOURCEBERGEN DRUG CORPORATION (formerly known as AmeriSource Corporation), a Delaware corporation (the "Servicer" or "AmeriSource"), AMERISOURCEBERGEN SERVICES CORPORATION (formerly known as AmeriSource Health Corporation), a Delaware corporation (the "Guarantor"), DELAWARE FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, the "Buyer"), and JPMORGAN CHASE BANK, a banking corporation organized under the laws of the State of New York, as administrative agent (together with its successors and assigns, the "Administrative Agent") for the Owners (as defined in the Receivables Purchase Agreement), is by and among the parties listed above. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

                                 R E C I T A L S

               WHEREAS, the parties to the Receivables Purchase Agreement wish to make certain amendments to the Receivables Purchase Agreement as set forth herein.

               NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and sufficient consideration, the parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1. Amendment to the First Paragraph of the Receivables Purchase Agreement. The first paragraph of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

               RECEIVABLES PURCHASE AGREEMENT, dated as of May 14, 1999, among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (the "Seller"), AMERISOURCEBERGEN DRUG CORPORATION (formerly known as AmeriSource Corporation), a Delaware corporation (the "Servicer" or "AmeriSource"), AMERISOURCEBERGEN SERVICES CORPORATION (formerly known as AmeriSource Health Corporation), a Delaware corporation (the "Guarantor"), DELAWARE FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, the "Buyer"), and JPMORGAN CHASE BANK (successor by merger to Morgan Guaranty Trust Company), a banking corporation organized under the laws of the State of New York, as administrative agent (together with its successors and assigns, the "Administrative Agent"), for each of the Owners (as defined below).

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         SECTION 2. Amendments to Reflect Name Changes. Each reference in the
Receivables Purchase Agreement to "Morgan Guaranty Trust Company of New York" and "AmeriSource Health Corporation" is hereby replaced, respectively, with a reference to "JPMorgan Chase Bank" and "AmerisourceBergen Services Corporation."

         SECTION 3. Amendments to Sections 1.01 and 1.02 of the Receivables Purchase Agreement.

         (i) The defined terms "Chief Executive Office," "Contract," "Fee Letter" and "Net Investment" appearing in Section 1.01 of the Receivables Purchase Agreement are hereby deleted and replaced, respectively, with the following:

         "Chief Executive Office" shall mean, with respect to the Seller, any Originator or the Servicer, the place where such Person in fact manages the main part of its business operations.

         "Contract" shall mean, with respect to any Receivable, the related binding contract between the Applicable Originator and the Obligor, including any and all instruments, agreements, invoices or other writings which give rise to such Receivable.

         "Fee Letter" shall mean, the agreement dated as of May 14, 1999, as amended and restated as of October 27, 1999 and as further modified, supplemented, amended or restated from time to time, setting forth fees payable to the Owners and the Referral Agent by the Seller in connection with the Owners' investment in the Seller's Receivables.

         "Net Investment" shall mean, at any time, the sum of the amounts of Purchase Price paid to the Seller for each Incremental Purchase less the aggregate amount of Collections and other amounts received and applied by the Servicer or the Administrative Agent to reduce such Net Investment pursuant to Sections 2.08(b), 2.08(e), 2.08(f), 2.09, 2.11(b) and 2.17(a) hereof; provided that the Net Investment shall be increased by the amount of any Collections or other amounts so received if at any time the distribution of such Collections or other amounts is rescinded or must otherwise be reformed or restored for any reason.

         (ii)  The last sentence of the defined term "Receivable" appearing in
Section 1.01 of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

         Notwithstanding the foregoing, once a Receivable has been deemed collected or is repurchased pursuant to Section 2.08(c) or (d), Section 2.12(a) or Section 2.17(a) hereof and payment therefor received by the Servicer or the Administrative Agent, as applicable, it shall no longer constitute a Receivable hereunder.

         (iii) Clause (a) of the defined term "Related Security" appearing in
Section 1.01 of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

               (a) all rights and interests under all Contracts with respect to such Receivable as such rights and interests relate to such Receivable;

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         (iv)  The following new defined terms are hereby inserted in Section
1.01 of the Receivables Purchase Agreement in appropriate alphabetical order:

         "Aggregate Receivables" shall mean all accounts (as defined in Section 9-102(a)(2) of the UCC) generated or acquired by AmeriSource from time to time (including, without limitation, all Receivables) before giving effect to any sale, contribution or other transfer thereof.

         "AmeriSource" shall have the meaning specified in the first paragraph of this Agreement.

         "AmeriSource/BH2 Purchase Agreement" shall mean the Sale and Contribution Agreement, dated as of December 20, 2000, between AmeriSource, as originator and servicer and BH2, as buyer, as amended by that certain First Amendment, dated as of October 1, 2002, and as the same may from time to time be further modified, supplemented or amended in accordance with the Intercreditor Agreement.

         "ARFC Designated Distribution Center" shall mean any Distribution Center of AmeriSource identified on Exhibit K hereto as an "ARFC Designated Distribution Center," and shall include, without limitation, each distribution center of each "Seller" party to the Affiliate Purchase Agreement on and as of September 30, 2002 (including, without limitation, James Brudnick Company, Inc. and C.D. Smith Healthcare, Inc.).

         "BH2" shall mean Blue Hill II, Inc., a Delaware corporation.

         "BH2 Designated Distribution Center" shall mean any Distribution Center of AmeriSource identified on Exhibit K hereto as a "BH2 Designated Distribution Center".

         "BH2 Designated Receivables" shall mean the Receivables that are generated by AmeriSource at any BH2 Designed Distribution Center.

         "BH2/GE Receivables Purchase Agreement" shall mean the Receivables Purchase and Servicing Agreement, dated as of December 20, 2000, by and among BH2, as seller, Redwood Receivables Corporation, as conduit purchaser, AmeriSource, as servicer and General Electric Capital Corporation, as committed purchaser and as administrative agent, as amended by that certain First Amendment, dated as of August 29, 2001, that certain Second Amendment, dated as of December 21, 2001, that certain Third Amendment, dated as of October 1, 2002, and as the same may from time to time be further modified, supplemented or amended in accordance with the Intercreditor Agreement.

         "Distribution Center" shall mean any ARFC Designated Distribution Center and any BH2 Designated Distribution Center, as applicable.

         "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated as of October 1, 2002, between JPMorgan Chase Bank, as Administrative Agent under this Agreement and General Electric Capital Corporation, as Administrative Agent under the BH2/GE Receivables Purchase Agreement, as such Intercreditor Agreement may from time to time be

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         modified, supplemented or amended.

         (v) The last sentence of Section 1.02 of the Receivables Purchase Agreement is hereby deleted.

         SECTION 4. Addition of New Section 1.04 to the Receivables Purchase Agreement.

         1.04 UCC Definitions; UCC Section References. Terms not otherwise defined herein which are defined in the UCC as in effect from time to time in the State of New York shall have the respective meanings ascribed to such terms therein unless (i) the context otherwise clearly requires or (ii) such meaning would adversely affect the Administrative Agent's interest in the Receivables, Related Security or Collections. All references in this Agreement to specific sections of the UCC shall, at all times (without further action), mean and be references to the applicable sections of the most recently enacted UCC (including any and all successor or replacement sections in the most recently enacted UCC, regardless of section number, which correspond in substance to the UCC sections referenced in this Agreement).

         SECTION 5. Amendment to Section 2.13(b) of the Receivables Purchase Agreement. Section 2.13(b) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

               (b) Any payment by an Obligor in respect of any Receivable owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by Contract or Law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of such Receivable included in the Purchased Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder. In the event that the Seller or the Servicer, as applicable, is unable to determine whether any such payment from an Obligor is applicable to a Receivable or to a BH2 Designated Receivable, the parties hereto agree for purposes of this Agreement, the AmeriSource Purchase Agreement, the AmeriSource/BH2 Purchase Agreement and the BH2/GE Receivables Purchase Agreement only that such payment shall be deemed to be applicable to the Receivables and the BH2 Designated Receivables pro rata based on the outstanding balances of the Receivables and the BH2 Designated Receivables in respect of such Obligor net of all collections and discounts, and any other modifications that reduce the outstanding balance thereof.

         SECTION 6. Amendment to Section 4.05 of the Receivables Purchase Agreement. The first sentence of Section 4.05 of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

         The Servicer will furnish to the Administrative Agent such information with respect to the Aggregate Receivables (including, but not limited to, its procedures for selecting Receivables for sale, its procedures for segregating Receivables from the Aggregate Receivables other than the Receivables and its standards and procedures for selling goods or services on credit) as the Administrative Agent may reasonably request.

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         SECTION 7.  Amendment to Section 4.09(b) of the Receivables Purchase
Agreement. The phrase "Complete Servicing Transfer under this Agreement" appearing in Section 4.09(b)(vii) of the Receivables Purchase Agreement is hereby deleted and replaced with the phrase "Complete Servicing Transfer under this Agreement or a "Termination Event" or an "Event of Servicer Termination" under (and as defined in) the BH2/GE Receivables Purchase Agreement."

         SECTION 8. Amendment to Section 4.09(c) of the Receivables Purchase Agreement. Subsection (c) of Section 4.09 of the Receivables Purchase Agreement is hereby redesignated as subsection "(c)(i)" and the following new clause (ii) is hereby inserted after the text of clause (i):

         (ii) If the Servicer determines that amounts unrelated to the Receivables (the "Unrelated Amounts") have been paid to the Administrative Agent pursuant to this Agreement, then the Servicer shall provide written evidence thereof to the Administrative Agent no later than the first Business Day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to each Affected Party. Upon receipt of such satisfactory evidence, the Administrative Agent shall segregate the Unrelated Amounts, remit such amounts to the Seller, and the same shall not be deemed to constitute Collections and shall otherwise not be subject to the terms of this Agreement.

         SECTION 9. Amendment to Section 4.12(b) of the Receivables Purchase Agreement. The reference to "Rating Agencies" appearing in Section 4.12(b) of the Receivables Purchase Agreement is hereby deleted and replaced with a reference to "S&P and Moody's."

         SECTION 10. Amendment to Section 5.01(f) of the Receivables Purchase Agreement. Section 5.01(f) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

         (f) Location of Chief Executive Office, etc. (i) The Seller's Chief Executive Office is located at the address for notices set forth on the signature page hereof; (ii) the offices where the Seller keeps all of its Records are listed on Exhibit H hereto; (iii) since its incorporation, the Seller has operated only under the names identified in Exhibit H hereto, and has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit H hereto, (iv) the Seller is a "registered organization" (as defined in Section 9-102(a)(70) of the UCC) organized or incorporated in the State of Delaware and, for purposes of Article 9 of the UCC, the Seller is (and at all times has been) located in the State of Delaware and (v) the Seller's taxpayer identification number and state organizational identification number are set forth on Exhibit H hereto.

         SECTION 11. Addition of New Section 5.03(p) and (q) to the Receivables Purchase Agreement. The following new subsections (p) and (q) are hereby inserted immediately after Section 5.03(o) of the Receivables Purchase
Agreement:

         (p) Distribution Centers; Etc. Exhibit K attached hereto identifies each ARFC Designated Distribution Center and each BH2 Designated Distribution Center. Exhibit J attached hereto identifies each bank and other financial institution at which each

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         Distribution Center maintains post office boxes and deposit accounts for the receipt of collections for the portion of the Aggregate Receivables generated by such Distribution Center and identifies the related post office box address and the related account numbers. The Servicer represents and warrants that AmeriSource does not generate or otherwise create any Receivables (as defined in the AmeriSource Purchase Agreement) that are neither ARFC Designated Receivables nor BH2 Designated Receivables. The Servicer further represents and warrants that Exhibit K attached hereto includes as ARFC Designated Distribution Centers all distribution centers of each "Seller" party to the Affiliate Purchase Agreement.

         (q)    Identification of Receivables After Repurchase Pursuant to
         Section 2.17(a); Etc. Without limiting any other term of this Agreement, in connection with (and after giving effect to) each repurchase of Receivables pursuant to Section 2.17(a) hereof, the Servicer is able to continue to perform all of its duties and obligations hereunder and in connection herewith including, without limitation, the generation of invoices relating to Receivables separate and distinct from invoices relating to the Aggregate Receivables other than the Receivables, the separate identification in its books, records and systems of all Receivables, the segregation of all Collections in respect of Receivables from all collections or other payments in respect of the Aggregate Receivables other than the Receivables, the timely and accurate application of Collections to Receivables and the ability to generate timely and accurate reports with respect to the foregoing.

         SECTION 12. Amendment to Section 6.03(a) of the Receivables Purchase Agreement. Section 6.03(a) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

         (a) Notice of Termination Event or Servicing Default; Etc. Promptly upon becoming aware of any Termination Event, Potential Termination Event, Servicing Default, "Termination Event" (as defined in the BH2/GE Receivables Purchase Agreement) or "Event of Servicer Termination" (as defined in the BH2/GE Receivables Purchase Agreement), the Servicer shall give the Administrative Agent notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and (i) in the case of a Termination Event, Potential Termination Event or Servicing Default, any action with respect thereto taken or contemplated to be taken by the Servicer or (ii) in the case of a "Termination Event" or "Event of Servicer Termination," any action with respect thereto taken or, if known to the Servicer, contemplated to be taken by any Person. The Servicer shall provide notice to the Administrative Agent prior to the taking of any enforcement action by a "Purchaser," the "Administrative Agent" or the "Collateral Agent"(each such term as defined in the BH2/GE Receivables Purchase Agreement) with respect to any Contract with an Obligor with respect to which a portion of the Aggregate Receivables have been sold to both the Seller and BH2.

         SECTION 13. Amendment to Section 6.03(f) of the Receivables Purchase Agreement. Section 6.03(f) of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

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         (f)    Books and Records. The Servicer shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records evidencing the Aggregate Receivables (including the Receivables) in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of the Aggregate Receivables (including, without limitation, records adequate to permit the identification of all Receivables (as distinguished from Aggregate Receivables other than the Receivables), Related Security and Collections and adjustments to each existing Receivable).

         SECTION 14. Amendment to Sections 4.03(c) and 6.03(q) of the Receivables Purchase Agreement. The word "Records" appearing in the first sentence of each of Section 4.03(c) and 6.03(q) of the Receivables Purchase Agreement is hereby deleted and replaced with the word "records".

         SECTION 15. Notice of Name Change and Change in Corporate Structure; Authorization to File UCC Amendments. (i) Pursuant to Section 6.04(c) of the Receivables Purchase Agreement, the Servicer hereby notifies the Administrative Agent that effective on October 1, 2002, (x) the Servicer is changing its name to "AmerisourceBergen Drug Corporation" and (y) Bergen Brunswig Company (successor by merger to Durr Fillauer Medical, Inc.) is merging with and into AmeriSource, with AmeriSource being the surviving corporation of such merger and C.D. Smith Healthcare, Inc. is merging with and into AmeriSource, with AmeriSource being the surviving corporation of such merger (preceding clauses
(x) and (y), collectively, the "AmeriSource Corporate Changes") and (z) after giving effect to the AmeriSource Corporate Changes, AmeriSource will continue to be (as it has been at all times in the past) a Delaware corporation whose federal taxpayer identification number will continue to be (as it has been at all times in the past) 23-2353106.

         (ii) The Administrative Agent hereby acknowledges receipt of the notices contained in preceding clause (i) and hereby confirms that no further notice shall be required pursuant to Section 6.04(c) of the Receivables Purchase Agreement in connection with the AmeriSource Corporate Changes (unless any of the information contained in preceding clause (i) changes) and, to the extent necessary to prevent a breach of Section 6.04(c) of the Receivables Purchase Agreement, the Administrative Agent hereby waives the 45-day notice requirement in Section 6.04(c) of the Receivables Purchase Agreement to the extent (but only to the extent) same relates to the AmeriSource Corporate Changes.

         (iii) Without limiting the generality of any provision of the Receivables Purchase Agreement, the Seller hereby authorizes the Administrative Agent (at the Seller's expense) to file in connection with the AmeriSource Corporate Changes such financing statements in such jurisdictions as the Administrative Agent deems necessary or appropriate to protect or perfect (or maintain the perfection of) the Owners' interest in the Receivables, Related Security and Collections.

         SECTION 16. Servicer Assumption, Consent and Ratification. By its signature hereto, AmeriSource expressly (i) assumes all duties and obligations of the Servicer under and in connection with the Receivables Purchase Agreement, after giving effect to the AmeriSource Corporate Changes, (ii) acknowledges, consents and agrees to all of the terms, conditions and provisions of this

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Amendment, the First Amendment, dated as of the date hereof, to the Affiliate
Purchase Agreement (the "First Amendment") and the Second Amendment dated as of the date hereof to the AmeriSource Purchase Agreement (the "Second Amendment") (copies of which have been provided to the Servicer and its counsel) and (iii) ratifies and confirms that, after giving effect to this Amendment, the First Amendment and the Second Amendment, (A) all of the Servicer's obligations under or in connection with the Receivable Purchase Agreement remain in full force and effect and (B) each reference in the Receivables Purchase Agreement to the "Purchase Documents" shall mean and be a reference to the "Purchase Documents" after giving effect to this Amendment, the First Amendment and the Second Amendment.

         SECTION 17. Guarantor Assumption, Consent and Ratification. (i) As of October 1, 2002, (x) the Guarantor is changing its name to "AmerisourceBergen Services Corporation," (y) Bergen Brunswig Corporation is merging with and into AmerisourceBergen Services Corporation ("ABSC"), with ABSC being the surviving corporation of such merger, and (z) AmeriSource is transferring certain administrative functions to ABSC (preceding clauses (x), (y) and (z), collectively, the "ABSC Corporate Changes").

         (ii) By its signature hereto, ABSC expressly (x) assumes all duties and obligations of the Guarantor under or in connection with the Receivables Purchase Agreement (including, without limitation, Article IV-A and Section 6.05 thereof), after giving effect to the ABSC Corporate Changes, (y) acknowledges, consents and agrees to all of the terms, conditions and provisions of this Amendment, the First Amendment and the Second Amendment (copies of which have been provided to the Guarantor and its counsel) and (z) ratifies and confirms that, after giving effect to this Amendment, the First Amendment and the Second Amendment, (A) all of the Guarantor's obligations under or in connection with
Article IV-A of the Receivable Purchase Agreement remain in full force and effect and (B) each reference in the Receivables Purchase Agreement to the "Purchase Documents" (including, without limitation, in the definition of "Guaranteed Obligations") shall mean and be a reference to the "Purchase Documents" after giving effect to this Amendment, the First Amendment and the Second Amendment.

         SECTION 18. Representations and Warranties; Etc. In order to induce the Buyer and the Administrative Agent to execute and deliver this Amendment, (i) the Seller hereby represents and warrants on the date hereof (after giving effect to this Amendment, the First Amendment, the Second Amendment, the AmeriSource Corporate Changes and the ABSC Corporate Changes), that each of the representations and warranties set forth in Section 5.01 of the Receivables Purchase Agreement is true and correct, (ii) the Guarantor (after giving effect to this Amendment and the ABSC Corporate Changes) hereby represents and warrants on the date hereof (after giving effect to this Amendment, the First Amendment, the Second Amendment, the AmeriSource Corporate Changes and the ABSC Corporate Changes) that each of the representations and warranties set forth in Sections 5.01(a), (b), (c) (the first sentence thereof), (d), (e), (g), (h), (i), (k),
(m), (p) and (q) of the Receivables Purchase Agreement is true and correct; provided that all references therein to "Seller" shall mean and be a reference to "Guarantor" (after giving effect to this Amendment and the ABSC Corporate Changes), (iii) the Servicer (after giving effect to this Amendment and the AmeriSource Corporate Changes) hereby represents and warrants on the date hereof (after giving effect to this Amendment, the First Amendment, the Second Amendment, the ABSC Corporate Changes and the

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AmeriSource Corporate Changes) that each of the representations and warranties in Section 5.03 of the Receivables Purchase Agreement is true and correct; provided that, in the case of preceding clauses (i), (ii) and (iii), as applicable, all references in Section 5.01 or 5.03 of the Receivables Purchase Agreement to "this Agreement" or the "Purchase Documents" shall mean and be a reference to, or shall include, the Receivables Purchase Agreement (after giving effect to this Amendment, the First Amendment, the Second Amendment, the AmeriSource Corporate Changes and the ABSC Corporate Changes) and (iv) each of the Seller and the Servicer hereby represents and warrants, on the date hereof (both before and after giving effect to this Amendment, the First Amendment, the Second Amendment, the ABSC Corporate Changes and the AmeriSource Corporate Changes), that no event has occurred and is continuing and no condition exists which constitutes a Termination Event or Potential Termination Event.

         SECTION 19. Amendments to Exhibits and Schedules.

         (i) Exhibits H, I and J to the Receivables Purchase Agreement are hereby deleted and replaced with Exhibits H, I and J attached hereto.

         (ii) Exhibit K attached hereto is hereby inserted immediately after Exhibit J attached to the Receivables Purchase Agreement.

         (iii) Schedule 1 to the Receivables Purchase Agreement is hereby amended by deleting C.D. Smith Healthcare, Inc. therefrom.

         SECTION 20. Receivables Purchase Agreement in Full Force and Effect, as Amended. Except as specifically stated herein, all of the terms and conditions of the Receivables Purchase Agreement shall remain in full force and effect. All references to the Receivables Purchase Agreement in any Purchase Document or any other document or instrument shall be deemed to mean the Receivables Purchase Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Receivables Purchase Agreement, as amended by this Amendment, as though the terms and obligations of the Receivables Purchase Agreement were set forth herein.

         SECTION 21. Effectiveness. This Amendment shall become effective in accordance with its terms upon receipt by the Administrative Agent of each of the following:

         (a) an executed counterpart of this Amendment from each party hereto (including the acknowledgment and consent of JPMorgan Chase Bank, as Agent for the APA Purchasers);

         (b) (i) Originals of such financing statements (Form UCC-3), in form and substance satisfactory to the Administrative Agent and otherwise in proper form for filing, naming AmeriSource, as transferor (debtor), the Seller, as transferee (secured party) and the Administrative Agent, as assignee, to be filed with the State of Delaware;

         (ii) Originals of such financing statements (Form UCC-3), in form and substance satisfactory to the Administrative Agent and otherwise in proper form for filing, naming the Seller,

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as transferor (debtor) and the Administrative Agent (for the benefit of the
Owners), as transferee (secured party), to be filed with the State of Delaware; and

         (iii) Originals of such financing statements (Form UCC-3), in form and substance satisfactory to the Administrative Agent and otherwise in proper form for filing, naming James Brudnick Company, Inc., as transferor (debtor), AmeriSource, as transferee (secured party) and the Administrative Agent, as assignee, to be filed with the State of Delaware;

         (c) Certified copies of requests for information (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent) dated a date reasonably near the date hereof listing all effective financing statements, tax liens and judgments which name, as debtor, (i) AmeriSource or any entity to be merged on the date hereof with or into AmeriSource (under their respective present names and any previous names) and which are filed in (i) such Person's jurisdiction of incorporation or organization or (ii) the jurisdiction in which such Person's chief executive office is (or was during the last five years) located or (ii) ARFC and which are filed in the Secretary of State of Delaware or the Commonwealth of Pennsylvania, together in each case with copies of such financing statements, tax liens and judgments;

         (d) Copies of proper financing statements (Form UCC-3), if any, necessary under the laws of all appropriate jurisdictions to release all security interests and other rights of any Person in Receivables previously granted by the Seller, AmeriSource, any Affiliate thereof or any other Person;

         (e) The Certificate of Incorporation or organizational documents of each of AmeriSource (after giving effect to the AmeriSource Corporate Changes) and ABSC (after giving effect to the ABSC Corporate Changes), in each case, certified as of a date reasonably near the date hereof by the Secretary of State of Delaware;

         (f) A long form good standing certificate for each of AmeriSource (after giving effect to the AmeriSource Corporate Changes) and ABSC (after giving effect to the ABSC Corporate Changes), in each case, issued by the Secretary of State of Delaware, and a certificate of qualification issued, in each case, by the Secretary of the Commonwealth of Pennsylvania, each such certificate to be dated a date reasonably near the date hereof;

         (g) A certificate of the secretary or assistant secretary of AmeriSource dated the effective date hereof (after giving effect to the AmeriSource Corporate Changes) and certifying (i) the names and signatures of the officers authorized on behalf of AmeriSource to execute, and the officers and other employees authorized to perform, the Purchase Documents (as amended) and any other documents to be delivered by AmeriSource hereunder (on which certificate the Administrative Agent and each Owner may conclusively rely until such time as the Administrative Agent shall receive from AmeriSource a revised certificate meeting the requirements of this clause (g)(i)), (ii) a copy of AmeriSource's By-laws and (iii) resolutions of AmeriSource authorizing this Amendment, the Second Amendment and the AmeriSource Corporate Changes;

         (h) An officer's certificate of AmeriSource dated the effective date hereof, executed by a Responsible Officer of AmeriSource (after giving effect to the AmeriSource Corporate Changes), certifying that (i) the representations and warranties contained in Sections 3.1 and 3.2 of the

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

AmeriSource Purchase Agreement are true and correct as if such representations and warranties were made as of the date hereof, both before and after giving effect to this Amendment, the First Amendment, the Second Amendment and the AmeriSource Corporate Changes, (ii) no Servicing Default exists as of the date hereof, both before and after giving effect to this Amendment, the First Amendment, the Second Amendment, the AmeriSource Corporate Changes and the ABSC Corporate Changes, and (iii) no financing statement naming AmeriSource (or any entity merged with or into AmeriSource), as debtor, and covering the Transferred Receivables (as defined in the AmeriSource Purchase Agreement after giving effect to the Second Amendment) has been filed against AmeriSource (or any such entity merged with or into AmeriSource), except certain financing statements have been filed by (A) the Seller, in its capacity as the buyer, under the AmeriSource Purchase Agreement, (B) JPMorgan Chase Bank, as Collateral Agent under the Security Agreement, all of which Transferred Receivables have been (and will continue to be) released from such financing statements pursuant to the terms of the Credit Agreement and the Security Agreement and (C) Blue Hill II, Inc. under and in accordance with the AmeriSource/BH2 Purchase Agreement and by General Electric Capital Corporation under and in accordance with the BH2/GE Receivables Purchase Agreement against Bergen Brunswig Drug Company, a predecessor in interest to AmeriSource, all of which Transferred Receivables have been (and will continue to be), by amendment to such financing statements, released or excluded from such financing statements;

         (i) An officer's certificate of AmeriSource dated the effective date hereof, executed by a Responsible Officer of AmeriSource (after giving effect to the AmeriSource Corporate Changes) certifying, with respect to each entity merged with and into AmeriSource on the date hereof, (i) the jurisdiction of incorporation of each such merged entity (immediately before giving effect to the AmeriSource Corporate Changes) during the last five years, (ii) the address of the Chief Executive Office of each such merged entity (immediately before giving effect to the AmeriSource Corporate Changes) during the last five years and (iii) the taxpayer identification number and state organizational identification number for each such merged entity (immediately before giving effect to the AmeriSource Corporate Changes);

         (j) A favorable opinion or opinions of counsel for AmeriSource (after giving effect to the AmeriSource Corporate Changes), dated the effective date hereof relating to corporate matters, legality, validity and enforceability of the Purchase Documents (as amended), no conflicts with the Credit Agreement (or related security documents), perfection and priority of the Seller's security interest in the Receivables and such other matters as the Administrative Agent may reasonably request;

         (k) A favorable opinion or opinions of counsel for the Seller, dated the effective date hereof, relating to perfection and priority, of the Administrative Agent's undivided ownership interest in the Receivables (for the benefit of the Owners), true sale and nonconsolidation (between AmeriSource and the Seller) and such other matters as the Administrative Agent may reasonably request;

         (l) A favorable opinion or opinions of counsel for the Guarantor, dated the effective date hereof, relating to corporate matters, legality, validity and enforceability of the Purchase

Documents (as amended), no conflicts with the Credit Agreement (or related security documents) and such other matters as the Administrative Agent may reasonably request;

         (m) An executed copy of the First Amendment to the Affiliate Purchase Agreement, which amendment shall have become effective in accordance with the terms thereof;

         (n) An executed copy of the Second Amendment to the AmeriSource Purchase Agreement, which amendment shall have become effective in accordance with the terms thereof;

         (o) An executed copy of the Thirteenth Amendment and Consent, dated as of the date hereof, with respect to the Asset Purchase Agreement;

         (p) Executed copies of the First Amendment, dated as of the date hereof, to the AmeriSource/BH2 Purchase Agreement (as defined in Section 3 hereof) and the Third Amendment, dated as of the date hereof, to the BH2/GE Receivables Purchase Agreement (as defined in Section 3 hereof), each of which amendments shall be in form and substance satisfactory to the Administrative Agent and shall have become effective in accordance with its respective terms, together with copies of all financing statements (Form UCC-1) (including UCC-1 financing statements (if any) filed in lieu of continuation statements) and all amendments (Form UCC-3) with respect thereto filed in connection with the AmeriSource/BH2 Purchase Agreement and the BH2/GE Receivables Purchase Agreement;

         (q) An executed copy of the Intercreditor Agreement (as defined in Section 3 hereof), which Intercreditor Agreement shall have become effective in accordance with its terms; and

         (r) Such other documents as the Buyer or the Administrative Agent shall reasonably request.

         SECTION 22. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts (including by way of facsimile transmission), each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

         SECTION 23. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                            [Signature Page Follows]

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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above set forth.

                                 DELAWARE FUNDING CORPORATION

                                 By: JPMorgan Chase Bank, as attorney-in-fact
                                 for Delaware Funding Corporation

                                 By _______________________________________
                                     Name:
                                     Title:

                                 JPMORGAN CHASE BANK,
                                 as Administrative Agent

                                 By _______________________________________
                                     Name:
                                     Title:

                                 AMERISOURCE RECEIVABLES FINANCIAL CORPORATION

                                 By _______________________________________
                                     Name:
                                     Title:

                                 AMERISOURCEBERGEN DRUG CORPORATION

                                 By _______________________________________
                                     Name:
                                     Title:

                                 AMERISOURCEBERGEN SERVICES CORPORATION

                                 By _______________________________________
                                     Name:
                                     Title:

ACKNOWLEDGED AND CONSENTED TO:

JPMORGAN CHASE BANK, as Agent
for the APA Purchasers


By _________________________
    Name:
    Title: